UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2018

Digi International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34033	41-1532464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11001 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-912-3444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 2, 2018, we notified impacted employees of a restructuring plan. The restructuring relates to our manufacturing operations as we move to build products primarily through third party partners in order to focus our resources more heavily on strategic software and design components. The restructuring plan was approved by our Board of Directors on January 23, 2018.

Under the plan, we expect to eliminate approximately 60 employment positions spanning both the current fiscal quarter that ends June 30, 2018 as well as the subsequent fiscal quarter that ends September 30, 2018. These position eliminations are expected to impact primarily jobs associated with the manufacture and assembly of our products at our Eden Prairie, Minnesota operating facility.

In connection with the plan, we expect to incur total restructuring charges of approximately $700,000 to $800,000 during the remainder of our current fiscal year that ends September 30, 2018. The charges consist almost entirely of cash severance expense.

The restructuring plan described above is expected to result in total annualized savings of approximately $3,000,000 to $5,000,000.

Item 7.01 Regulation FD Disclosure.

A press release regarding the restructuring plan is furnished as Exhibit 99.1 to this report.

This filing contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as “expects” or variations thereon or similar terminology. Among other items, these statements relate to expectations of the business environment in which the company operates and projections of when certain actions will occur as well as the costs associated with such actions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the actual timing to complete and the actual costs and associated accounting impact. These and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our annual report on Form 10-K for the year ended September 30, 2017 and subsequent quarterly reports on Form 10-Q and other filings, could cause our company’s future results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 3, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digi International Inc.

April 4, 2018	By:	Michael C. Goergen

Name: Michael C. Goergen
Title: Senior Vice President, Chief Financial Officer and Treasurer

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